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                                                                 Exhibit 10(a)

                              FIRST AMENDMENT TO THE
                              PARKER DRILLING COMPANY
                                 STOCK BONUS PLAN


      The Parker Drilling Company Stock Bonus Plan shall be and hereby is amended, effective as of the date hereof, to read as follows:

                                        I.

      Section 10.2 of the Plan is amended by deleting the last sentence and inserting the following in the place thereof:

      "In any case, the Payment Date of a Participant's vested Accrued Benefit shall begin no later than the April 1 following the calendar year in which the Participant attains age seventy and one-half (70 1/2) and each December 31 thereafter, and shall comply with the minimum distribution requirements of Section 401(a)(9) of the Code and the Treasury Regulations promulgated thereunder; provided, that if the Participant has incurred a Termination of Employment, the Participant's Payment Date shall be no later than the April 1 following the calendar year in which the Participant attains age sixty-five (65) or, if later, in which the Participant has a Termination of Employment, and in such event, the Participant's Account balances shall be paid in a single lump sum."

                                     II.

      The Appendix to the Plan is amended by adding new paragraphs 7. and 8.

to read as follows:

     "7. There is no default fund with respect to incorrect Investment or Conversion Elections. Incorrectly completed elections will be deemed not to be an election.

      8. A Participant's Trustee Transfer Account (or TRASOP Account) is not subject to Conversion Elections, and shall remain invested in the Parker Drilling Company Stock Fund (except to the extent of fractional shares, or as may be necessary for payments or for other short-term investment reasons)."

                                    III.

      In all other respects, the Plan shall remain in full force and effect.





Dated:  March 17, 1995         PARKER DRILLING COMPANY



                               By:/s/ I. E. Hendrix
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